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                                                                    EXHIBIT 21.1
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      ENTITY                                                                STATE OF INCORPORATION
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
1.    Horizons Satellite, LLC (50% with JSAT International, Inc.)           Delaware

2.    NET/36, Inc.                                                          Delaware

3.    PanAmSat Africa (Proprietary) Limited                                 South Africa

4.    PanAmSat Asia (Hong Kong) Limited                                     Hong Kong

5.    PanAmSat Asia Carrier Services, Inc.                                  Delaware

6.    PanAmSat Asia Pty. Ltd.                                               Australia

7.    PanAmSat do Brasil                                                    Brazil

8.    PanAmSat Capital Corporation                                          Delaware

9.    PanAmSat Carrier Services, Inc.                                       Delaware

10.   PanAmSat Communications Carrier Services, Inc.                        California

11.   PanAmSat Communications Japan, Inc.                                   California

12.   PanAmSat Communications Services, Inc.                                California

13.   PanAmSat Europe Limited                                               United Kingdom

14.   PanAmSat FSC, Incorporated                                            Barbados

15.   PanAmSat India, Inc.                                                  Delaware

16.   PanAmSat India Marketing, LLC                                         Delaware

17.   PanAmSat India Private Limited                                        India

18.   PanAmSat International Holdings, Inc.                                 Delaware

19.   PanAmSat International Limited                                        Bermuda

20.   PanAmSat International Sales, Inc.                                    Delaware

21.   PanAmSat International Systems Limited                                Cayman Islands

22.   PanAmSat International Systems, Inc.                                  Delaware

23.   PanAmSat Korea Limited                                                South Korea

24.   PanAmSat Licensee Corp.                                               Delaware

25.   PanAmSat International Employment, Inc.                               Delaware

26.   PanAmSat International Systems, LLC                                   Delaware

27.   PanAmSat International Systems Marketing, LLC                         Delaware

28.   PanAmSat Marketing Corporation                                        Delaware

29.   Service and Equipment Corporation                                     Delaware

30.   Southern Satellite Corp                                               Connecticut

31.   Southern Satellite Licensee Corporation                               Delaware

32.   USHI, Inc.                                                            Delaware
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